UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2004

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

152 West 57th Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 9, 2004, IAC/InterActiveCorp (“IAC”) adopted the IAC/InterActiveCorp Executive Deferred Compensation Plan (the “Plan”), effective January 1, 2005.  The Plan is intended to comply with the requirements imposed under new Section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”), and the provisions of the Plan will be construed in a manner consistent with the requirements of such section of the IRC.

Under the Plan, IAC will provide a select group of management employees and highly compensated employees (each, a “Participant”) with the opportunity to defer a specified percentage of their cash bonuses (up to a maximum of 90%).  The amounts deferred will be credited to a book-entry account established for each Participant.  Such accounts will be adjusted for positive or negative investment results from investment alternatives selected by the Participant from among those made available under the Plan.

Pursuant to the Plan, IAC will pay a cash amount (the “Plan Benefits”) to a Participant equal to the amount of deferred compensation credited to the Participant’s account on a date elected by the Participant.  In general, this date will be a specific date, no sooner than three years after the date of deferral, the Participant’s termination of employment or the Participant’s attainment of age 65.  If a Participant who is a “key employee,” as defined under Section 416 of the IRC, elects to have his or her Plan Benefits paid upon termination of employment, the Participant must wait 6 months following his or her termination of employment to receive such distribution.

A Participant may elect to receive his or her Plan Benefits in a single cash lump sum or in installments over a period of 10 or 15 years.  In addition, a Participant may be entitled to receive Plan Benefits earlier in the event he or she incurs an “unforeseen emergency” or upon a change in control of IAC.  If a Participant dies prior to receiving all of his or her Plan Benefits, the unpaid portion of such Plan Benefits will be paid to the Participant’s designated beneficiary in the form of a lump sum distribution as soon as administratively feasible thereafter.

Plan Benefits are unsecured general obligations of IAC and rank in parity with IAC’s other unsecured and unsubordinated indebtedness.  IAC may establish a “rabbi trust” in connection with the Plan.  The amounts allocated to such trust and earnings thereon will be used to pay Plan Benefits under the Plan.

IAC can amend or terminate the Plan at any time.  IAC intends to amend the Plan, to the extent necessary, to comply with guidance that the United States Department of Treasury is expected to issue with respect to Section 409A of the IRC.

ITEM 5.02.                                      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 9, 2004, IAC/InterActiveCorp issued a press release announcing that Dara Khosrowshahi, Chief Financial Officer of IAC, would succeed Erik Blachford as President and

Chief Executive Officer of IAC Travel.  Mr. Khosrowshahi will continue to serve as IAC’s Chief Financial Officer until this transition is complete and a successor is appointed.

The full text of this press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/	Gregory R. Blatt
Name:		Gregory R. Blatt
Title:		Senior Vice President and
General Counsel

Date: November 15, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of IAC/InterActiveCorp dated November 9, 2004.